Exhibit 99.1

Lument Finance Trust Announces Pricing of $664 Million Commercial Real Estate CLO

NEW YORK, November 21, 2025 /PRNewswire/ — Lument Finance Trust, Inc. (NYSE: LFT) (“we,”; “LFT” or “the Company”) today announced the pricing of LMNT 2025-FL3, a $663.8 million managed Commercial Real Estate Collateralized Loan Obligation (“CRE-CLO”). The Company expects approximately $585.0 million of investment grade securities to be placed with institutional investors, providing LFT with term financing on a non-mark-to-market, non-recourse basis. LMNT 2025-FL3 includes a 30-month reinvestment period, an advance rate of 88.1%, and a weighted average interest rate at issuance of Term SOFR plus 1.91%, before transaction costs. The Company also announced that on November 18, 2025, it redeemed LFT 2021-FL1, a CRE-CLO that had $436.4 million of investment grade securities outstanding at the time of redemption. LMNT 2025-FL3 is expected to close on or around December 10, 2025, subject to customary closing conditions.

J.P. Morgan Securities LLC is acting as sole structuring agent, lead manager and sole bookrunner for LMNT 2025-FL3. Citizens JMP Securities, LLC, is acting as co-manager.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LFT

LFT is a Maryland corporation focused on investing in, and financing and managing, a portfolio of commercial real estate debt investments.  The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets. LFT is externally managed and advised by Lument Investment Management, LLC a Delaware limited liability company.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at https://www.sec.gov/, the Company website at https://lumentfinancetrust.com, or by directing requests to: Lument Finance Trust, 230 Park Avenue, 20th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "project," "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us on the date of this press release or the date on which such statements are first made. Statements, among others, relating to the closing of LMNT 2025-FL3 on a future date and the amount and expected use of the net cash proceeds by the Company from the new issuance of LMNT 2025-FL3 are forward-looking statements. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and should consider carefully the factors described in Part I, Item IA "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and Part II, Item 1A “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and September 30, 2025, which are available on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov, and in the Company’s other current or periodic filings with the SEC, when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Except as required by applicable law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

James Briggs
Chief Financial Officer
(212) 521-6323
james.briggs@lument.com

Media Contact:

Tyler Howard
Associate Director
(614) 453-7523
tyler.howard@lument.com